SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 24, 2001

The Rottlund Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)
000-20614	41-1228259
(Commission File Number)	(I.R.S. Employer Identification Number)

3065 Centre Pointe Drive, Roseville, MN
(Address of Principal Executive Offices) (Zip Code)

(651) 638-0500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.          Acquisition or Disposition of Assets

             On August 24, 2001, The Rottlund Company, Inc. completed the sale of substantially all of the real estate assets and related work-in-process inventory of its subsidiary, Rottlund Homes of New Jersey, Inc. t/a Kevin Scarborough Homes (“RHNJ”), to Orleans Homebuilders, Inc. (“Orleans”) of Ben Salem, Pennsylvania pursuant to three Agreements of Sale (“Agreements”).  The three Agreements were for different communities RHNJ was developing namely The Glen at Masons Creek, Hainesport, New Jersey, The Village Greenes, Evesham Township, New Jersey and Candlewood, Monroe, New Jersey.

             The collective purchase price, net of sales and related expenses, was $14.7 million, of which approximately $8.4 million was paid in cash at the closing and $6.3 million was in mortgage notes collaterallized by the underlying real estate.  There are three separate mortgage notes.  One note for $952,000 is due November 24, 2001 and bears interest, payable monthly, at the prime rate as stated in the Wall Street Journal.  Two other mortgage notes totaling $5.4 million are due August 24, 2002 and bear interest, payable monthly, at 1% less than the prime rate as stated in the Wall Street Journal.

             Pursuant to the Agreements, all existing contracts for sale of homes were assigned to Orleans Homebuilders of New Jersey, Inc.  In addition, Orleans Homebuilders of New Jersey will engage, on RHNJ’s behalf, all subcontractors needed to perform warranty repair work for homes sold by RHNJ prior to August 24, 2001.  RHNJ will be responsible for payment, if required, to the warranty subcontractors.  Orleans Homebuilders of New Jersey, Inc. also assumed the leases for ten model homes and purchased all model home furniture for $147,000, which was included in the net purchase price.

             In connection with the community, The Village Greenes at Evesham, RHNJ was obligated to construct 17 affordable lot homes.  RHNJ entered into an agreement dated November 29, 2000 with B’nai B’rith Elmwood House, Inc. to facilitate the construction of 15 low income homes on the property owned by B’nai B’rith.  These 15 homes are in lieu of the 17 originally required.  If the B’nai B’rith fails to complete construction of the homes or RHNJ fails to satisfy its obligations with respect to the affordable homes Orleans will have an automatic right to set off against the mortgage note, an amount equal to $57,000 times the number of affordable lots required to be constructed in the community.  Based on the current status of the B’nai B’rith affordable housing commitment, RHNJ does not anticipate having to make any payments to Orleans.

             As a result of this sale, The Rottlund Company, Inc. will be exiting the southern New Jersey marketplace.  The Rottlund Company, Inc. will continue to market homes and communities in Minnesota, Florida and Iowa.

Item 7.          Financial Statements and Exhibits

a.	Financial statements of business acquired.

Not applicable.

b.	Pro forma financial information.

The following pro forma financial statements include the balance sheet as of June 30, 2001 and the statements of operations for the fiscal year ended March 31, 2001 and three months ended June 30, 2001. The pro forma financial statements reflect the disposition of substantially all of the assets related to Rottlund Homes of New Jersey, Inc. as if such dispositions had been consummated as of the date of the balance sheet and at the earliest date presented for the statements of operations.

THE ROTTLUND COMPANY, INC. AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2001
(in thousands, except per share data)

ASSETS	As Reported	Adjustments		Pro forma

Cash and cash equivalents	$792	$-		$792
Notes receivable		6,352		6,352
Escrow and other receivables	2,073	-		2,073
Land, development costs and finished lots	65,699	(12,330)		53,369
Residential housing completed and under construction	37,132	(3,064)		34,068
Property and equipment, net	628	(74)		554
Deferred taxes	3,499	-		3,499
Other assets	5,397	(72)		5,325

	$115,220	$(9,188)		$106,032

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Revolving credit facility	$41,000	$(8,400)		$32,600
Mortgage notes payable	4,395	-		4,395
Accounts payable	14,239	-		14,239
Accrued expenses	8,103	(428)		7,675
Income taxes payable	1,250	-		1,250

Total liabilities	68,987	(8,828)		60,159

Shareholders’ equity:
Preferred stock, $.10 par value, 10,000 shares authorized; none issues	-	-		-
Common stock, $.10 par value, 40,000 shares authorized; issued and outstanding 5,852	585	-		585
Paid-in capital	11,512	-		11,512
Other comprehensive income	(275)	-		(275)
Retained earnings	34,411	(360	)(a)	34,051

Total shareholders’ equity	46,233	(360)		45,873

	$115,200	$(9,188)		$106,032

(a)	Represents a $360 after tax loss on the sale of the Rottlund Homes of New Jersey, Inc. assets and related expenses for closing of the office.

THE ROTTLUND COMPANY, INC. AND SUBSIDIARIES
Unaudited Proforma Consolidated Statements of Operations
For the year ended March 31,2001
(In thousands, except per share data)

	As Reported	Adjustments		Pro forma

Net sales	$260,374	$(25,591)		$234,783

Cost of sales	215,793	(21,869)		193,924

Sellings, general and administrative expenses	28,381	(3,601	)(a)	24,780
Impairment of land value	1,050	-		1,050

Operating Income	15,150	(121)		15,029

Interest expense	1,151	-		1,151

Income before income taxes and extraordinary charge	13,999	(121)		13,878

Income tax provision	5,601	(48)		5,553

Net income before extraordinary charge	8,398	(73)		8,325

Extraordinary charge, net of taxes of $410	612	-		612

Net Income	$7,786	$(73)		$7,713

Basic and diluted earnings per share:
Income before extraordinary charge	$1.43			$1.42
Extraordinary charge	(0.10)			(0.10)

Net income	$1.33			$1.32

Weighted average number of share outstanding	5,855			5,855

(a)	Includes a $600 pre-tax charge for the loss on the sale of the Rottlund Homes of New Jersey assets and related expenses for closing of this office.

THE ROTTLUND COMPANY, INC. AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Statements of Operations
For the three months ended June 30, 2001
(in thousands, except per share data)

	As Reported	Adjustments		Pro forma

Net sales	$48,439	$(3,265)		$45,174
Cost of sales	39,955	(3,149)		36,806

	8,484	(116)		8,368

Selling general and administrative expense	6,063	(20	)(a)	6,043

Operating income	2,421	(96)		2,325

Other income:	183	(20)		163

Income before income taxes	2,604	(116)		2,488
Income tax provision	1,042	(47)		995

Net income	$1,562	$(69)		$1,493

Basic and diluted earnings per share
Net earnings per share	$0.27			$0.26

Weighted average shares outstanding	5,853			5,853

(a)	Includes a $600 pre-tax charge for the loss on the sale of the Rottlund Homes of New Jersey assets and related expenses for closing of this office.

c.	Exhibits.

The following exhibits are filed herewith.

	10.12	Agreement of Sale dated June 28, 2001 between Orleans Homebuilders, Inc. and Rottlund Homes of New Jersey, Inc.

	10.13	Agreement of Sale dated July 10, 2001 between Orleans Homebuilders, Inc. and Rottlund Homes of New Jersey, Inc.

	10.14	Agreement of Sale dated July 10, 2001 between Orleans Homebuilders, Inc. and Rottlund Homes of New Jersey, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ROTTLUND COMPANY, INC.

Date: September 10, 2001	By: /s/ Steven A. Kahn
Steven A. Kahn
Chief Financial Officer